Exhibit 99.1

                  Milacron's Q2 Results in Line with Guidance;
                      Improvement Expected in Second Half;
                  Company Intends to Prepay Pension Obligation

     CINCINNATI--(BUSINESS WIRE)--Aug. 3, 2006--Milacron Inc. (NYSE: MZ), a leading global supplier of plastics-processing technologies and industrial fluids, today reported second-quarter results in line with its May 1 guidance and provided positive guidance for the remainder of the year. The company also announced it intends to contribute approximately $30 million to its pension fund next month, which is expected to have the effect of eliminating contribution requirements in 2007.

     Consolidated Results

     For the quarter ended June 30, 2006, Milacron incurred a net loss of $14.3 million, or $0.34 per diluted share, compared to a net loss of $3.8 million, or $0.11 per diluted share, in the second quarter of 2005. The most recent quarter included $8.8 million in restructuring charges with no tax benefit, as well as $3.2 million in expenses for exhibiting at the triennial international plastics trade show, NPE-2006.
     Manufacturing margins in the second quarter improved to 19.1% from 18.1% in the year-ago quarter, primarily as a result of better pricing and cost-reduction initiatives.
     Sales for the second quarter were $211 million, up slightly over last year's $209 million. New orders of $200 million, versus $214 million in 2005, were held back in part by the effect of NPE, which was held at the end of June. Many buying decisions were delayed until the show, and most of the approximately $30 million in orders Milacron received at NPE are being confirmed and booked in the third quarter. Accordingly, the company is expecting solid year-over-year order growth in the third quarter.
     Cash on hand at the end of the quarter was $42 million, and the company had approximately $36 million available for borrowing under its asset-based revolving credit facility. Liquidity (cash plus borrowing availability) of $78 million was down from $86 million at the beginning of the quarter, partly due to almost $6 million in cash restructuring expenses as well as an inventory build of close to $6 million, which is expected to shrink in the third quarter.
     "The two most encouraging accomplishments for Milacron during the quarter were our success at NPE and our progress in the restructuring of our plastics businesses," said Ronald D. Brown, chairman, president and chief executive officer.
     At NPE-2006, Milacron showcased a wide array of advanced technology and customer services for injection molding, blow molding, extrusion, mold components and hot runner systems, as well as rebuild/retrofit capabilities and other aftermarket products and services. In addition to orders taken at the show, the company garnered a record number of highly qualified leads, which it is currently actively pursuing. "At the show, we reinforced our leadership position in the industry as 'the one-stop shop' for plastics processing," Brown said.
     Milacron's consolidation plan calls for streamlining the organization and reducing the overall cost structure, while allowing the company to work more closely with customers. In total, the restructuring actions are expected to require approximately $13 million in cash, spread over 2006 and the first half of 2007, and to generate annualized cost savings of about $15 million, of which at least $4 million is expected to be realized in late 2006.
     "We have made solid progress in the restructuring of our mold technologies and European machinery businesses over the past three months," Brown added. "This is a major step in our objective to return the company to profitability in 2007."

     Pension Funding

     In anticipation of legislation extending current rules governing pension funding for 2006 and 2007 plan years, Milacron intends to make a voluntary contribution to its U.S. defined benefit plan of approximately $30 million in September 2006. Credit for this pre-funding is expected to eliminate required contributions due in 2007, previously estimated at approximately $50 million, and potentially reduce contributions required in 2008. Milacron intends to raise the bulk of the pre-payment amount through the liquidation of investments for non-qualified retirement plans for executives. The company is also in the process of selling various non-core, non-operating assets such as land, facilities and equipment made redundant through current and previous consolidations. In the short term, the amount could be supplemented by cash on hand and/or borrowing from the company's revolving credit facility.

     Dividends

     No dividends were declared on Milacron common or preferred stock. The company is accruing dividends on its 4% Cumulative Preferred Stock and on its 6% Series B Convertible Preferred Stock. Milacron currently has outstanding: 60,000 shares of 4% Cumulative Preferred Stock, 500,000 shares of 6% Series B Convertible Preferred Stock, and approximately 51 million shares of common stock.

     Segment Results

     Machinery Technologies-North America (machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America, India and China)

     Sales rose to $107 million, up 13% over the same period last year, boosted by higher shipments of injection molding machines. Segment earnings declined slightly to $4.5 million from $4.9 million in the year-ago quarter, primarily due to $2.9 million in expenses related to NPE. New orders fell to $93 million from $101 million, reflecting the NPE effect of deferring bookings to the third quarter. As a result, third-quarter orders are expected to show significant improvement over both the prior quarter and the year-ago quarter.

     Machinery Technologies-Europe (machinery and related parts and services for injection molding and blow molding supplied from Europe)

     Demand in Western Europe held steady, as second-quarter new orders of $43 million were even with the year-ago quarter. Sales of $40 million, however, were off from $42 million. Lower sales volume and continued pricing pressure resulted in an operating loss of $1.2 million compared to a loss of $0.5 million a year ago.

     Mold Technologies (mold bases and related parts and services, as well as maintenance, repair and operating supplies for injection molding worldwide)

     Sales in the second quarter of $39 million declined from $44 million a year ago, reflecting softness in the North American market, particularly in the automotive, tool-and-die and moldmaking sectors. A focus on cost reductions limited the decline in segment earnings to $0.3 million from $0.7 million a year ago.

     Industrial Fluids (water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide)

     Improved pricing in North America and Western Europe and continued strong growth in emerging markets helped boost sales and earnings. Sales were $29 million, up $1 million over the second quarter of 2005, while segment earnings of $2.9 million were up from $1.9 million a year ago.

     Outlook

     Milacron's outlook remains positive. Third and fourth quarter results are expected to show good sequential and year-over-year improvement, with a 4% to 5% sales increase projected for the year. Looking further ahead, despite the dampening effect on capital spending exerted by high energy and resin costs, plastic part production in North America continues to rise and capacity utilization rates among plastics processors have also risen to very high levels
- 90% plus in recent months. Furthermore, the company's sales outside its traditional markets of North America and Western Europe have been growing at a strong double-digit pace. Assuming these conditions persist, continued 4% to 5% top-line growth appears reasonable for Milacron in 2007. Greater sales volume, along with improved pricing and incremental restructuring benefits, should lead to better margins, which may be offset partially by higher material and energy costs as well as expenses associated with the implementation of a new ERP (enterprise resource planning) system.

     The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-Q on file with the Securities and Exchange Commission.

     Investor Conference Call

     Today at 11:00 a.m. EDT, Milacron will hold an open investor conference call, which can be accessed live at www.milacron.com. The dial-in number for those interested in asking questions is (213) 785-2437 or (866) 558-6338. A recording of the conference call will be available from 4:00 p.m. today through midnight August 10 on Milacron's website or by phone: (719) 457-0820 or (888) 203-1112 and providing the access code: 5475157.

     First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with 3,500 employees and major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call Milacron's toll-free investor line:
(800) 909-6452.


Milacron Inc. and Subsidiaries
                                                   Second Quarter 2006
----------------------------------------------------------------------
                   Three Months Ended           Six Months Ended
                         June 30,                    June 30,
               --------------------------- --------------------------
                    2006          2005          2006          2005
--------------- ------------- ------------  ------------- ------------

Sales          $211,122,000  $208,802,000  $413,519,000  $401,117,000

Loss from
 continuing
 operations     (14,280,000)   (4,351,000)  (23,905,000)  (13,446,000)
  Per Share
    Basic             (0.34)        (0.12)        (0.59)        (0.34)
    Diluted           (0.34)        (0.12)        (0.59)        (0.34)

Earnings from
 discontinued
 operations               -       590,000        17,000       592,000
  Per Share
    Basic                 -          0.01             -          0.01
    Diluted               -          0.01             -          0.01

Net loss        (14,280,000)   (3,761,000)  (23,888,000)  (12,854,000)
  Per Share
    Basic             (0.34)        (0.11)        (0.59)        (0.33)
    Diluted           (0.34)        (0.11)        (0.59)        (0.33)

Common shares
  Weighted
   average
   outstanding
   for basic
   EPS           48,216,000    47,600,000    48,116,000    47,560,000
  Weighted
   average
   outstanding
   for diluted
   EPS           48,216,000    47,600,000    48,116,000    47,560,000
  Outstanding
   at quarter
   end           51,412,000    49,797,000    51,412,000    49,797,000

Note: These statements are unaudited and subject to year-end adjustments.


Consolidated Earnings
Milacron Inc. and Subsidiaries

                                                   Second Quarter 2006
----------------------------------------------------------------------
(In millions, except per-share data)      Three Months    Six Months
                                              Ended         Ended
                                             June 30,      June 30,
                                         -----------------------------
                                           2006   2005   2006    2005
----------------------------------------- ------ ------ ------ -------

Sales                                    $211.1 $208.8 $413.5 $ 401.1
Cost of products sold                     170.4  171.0  339.2   331.1
Cost of products sold related to
 restructuring                              0.4      -    0.4       -
                                          ------ ------ ------ -------
   Total cost of products sold            170.8  171.0  339.6   331.1
                                          ------ ------ ------ -------
   Manufacturing margins                   40.3   37.8   73.9    70.0
      Percent of sales                     19.1%  18.1%  17.9%   17.5%

Other costs and expenses
   Selling and administrative              38.3   33.7   72.5    67.2
   Restructuring costs (a)                  8.4    0.3    9.0     0.7
   Other (income) expense - net            (0.9)   0.2   (1.0)   (0.8)
                                          ------ ------ ------ -------
      Total other costs and expenses       45.8   34.2   80.5    67.1
                                          ------ ------ ------ -------

Operating earnings (loss)                  (5.5)   3.6   (6.6)    2.9

Interest expense - net                     (7.9)  (7.0) (15.5)  (15.2)
                                          ------ ------ ------ -------

Loss from continuing operations before
   income taxes                           (13.4)  (3.4) (22.1)  (12.3)

Provision for income taxes                  0.9    1.0    1.8     1.2
                                          ------ ------ ------ -------

Loss from continuing operations           (14.3)  (4.4) (23.9)  (13.5)

Discontinued operations - net of income
 taxes (b)                                    -    0.6      -     0.6
                                          ------ ------ ------ -------

Net loss                                 $(14.3)$ (3.8)$(23.9)$ (12.9)
                                          ====== ====== ====== =======

Loss per common share - basic and diluted
      Continuing operations              $(0.34)$(0.12)$(0.59)$ (0.34)
      Discontinued operations                 -   0.01      -    0.01
                                          ------ ------ ------ -------
         Net loss                        $(0.34)$(0.11)$(0.59)$ (0.33)
                                          ====== ====== ====== =======


(a) In 2006, represents costs related to the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2005, represents costs related to initiatives to reduce operating and administrative costs.

(b) In 2005, represents adjustments of reserves related to prior divestitures.

Note: These statements are unaudited and subject to year-end adjustments.


Consolidated Balance Sheets
Milacron Inc. and Subsidiaries

                                                   Second Quarter 2006
----------------------------------------------------------------------
(In millions)                                   June 30,    June 30,
                                                  2006        2005
----------------------------------------------- ---------- -----------

Assets
Cash and cash equivalents                      $     41.9 $      37.4
Notes and accounts receivable-net                   119.9       127.3
Inventories                                         176.7       159.6
Other current assets                                 43.4        46.7
                                                ---------- -----------
       Total current assets                         381.9       371.0
Property, plant and equipment - net                 117.1       116.0
Goodwill                                             86.1        83.8
Other noncurrent assets                              99.5       111.6
                                                ---------- -----------
       Total assets                            $    684.6 $     682.4
                                                ========== ===========

Liabilities and shareholders' equity (deficit)
Short-term borrowings and long-term debt due
 within one year (a)                           $     13.0 $       3.4
Trade accounts payable and advance billings and
 deposits                                           102.9        93.8
Accrued and other current liabilities                84.1        86.7
                                                ---------- -----------
       Total current liabilities                    200.0       183.9
Long-term accrued liabilities                       271.6       243.5
Long-term debt                                      232.6       234.4
Shareholders' equity (deficit)                      (19.6)       20.6
                                                ---------- -----------
       Total liabilities and shareholders'
        equity (deficit)                       $    684.6 $     682.4
                                                ========== ===========


(a) In 2006, $8.0 million was drawn against the revolving credit facility. In 2005, no borrowings were drawn against the revolving credit facility. Outstanding letters of credit were $8.0 million in 2006 and $10.8 million in 2005.

Note: These statements are unaudited and subject to year-end adjustments.


Consolidated Cash Flows
Milacron Inc. and Subsidiaries
                                                   Second Quarter 2006
----------------------------------------------------------------------
(In millions)                              Three Months   Six Months
                                               Ended         Ended
                                              June 30,      June 30,
                                          ------------- --------------
                                            2006  2005   2006    2005
------------------------------------------ ------ ----- ------ -------

Increase (decrease) in cash and cash
 equivalents
Operating activities cash flows
   Net Loss                               $(14.3)$(3.8)$(23.9)$ (12.9)
   Discontinued operations - net of income
    taxes                                      -  (0.6)     -    (0.6)
   Depreciation and amortization             4.2   4.6    8.3     9.1
   Restructuring costs                       8.8   0.3    9.4     0.7
   Working capital changes
        Notes and accounts receivable        1.8  (1.9)   0.6     3.3
        Inventories                         (5.9) (2.4) (12.6)  (11.4)
        Other current assets                 1.8  (0.6)   1.7     2.0
        Trade accounts payable              (3.0)  2.5    5.5    (2.1)
        Other current liabilities          (13.8) (5.9)  (8.0)   (6.8)
   Deferred income taxes and other - net    12.4   5.1   15.3     9.8
                                           ------ ----- ------ -------
        Net cash used by operating
         activities                         (8.0) (2.7)  (3.7)   (8.9)

Investing activities cash flows
   Capital expenditures                     (3.9) (1.8)  (7.6)   (3.3)
   Other - net                                 -   1.9      -     2.1
                                           ------ ----- ------ -------
        Net cash provided (used) by
         investing activities               (3.9)  0.1   (7.6)   (1.2)

Financing activities cash flows
   Repayments of long-term debt             (0.4) (0.4)  (1.0)   (4.2)
   Increase (decrease) in short-term
    borrowings                               7.9  (0.3)   6.1   (10.5)
   Debt issuance costs                         -     -      -    (0.6)
   Costs of 2004 rights offering               -     -      -    (1.1)
   Dividends paid                           (0.1) (1.5)  (0.1)   (3.1)
                                           ------ ----- ------ -------
        Net cash provided (used) by
         financing activities                7.4  (2.2)   5.0   (19.5)

Effect of exchange rate fluctuations on
 cash and cash equivalents                   1.8  (1.5)   2.5    (2.2)
                                           ------ ----- ------ -------
Decrease in cash and cash equivalents       (2.7) (6.3)  (3.8)  (31.8)

Cash and cash equivalents at beginning of
 period                                     44.6  43.7   45.7    69.2

                                          ----------------------------
Cash and cash equivalents at end of
 period                                   $ 41.9 $37.4 $ 41.9 $  37.4
                                           ====== ===== ====== =======

Note: These statements are unaudited and subject to year-end adjustments.


Segment and Supplemental Information
Milacron Inc. and Subsidiaries

                                                   Second Quarter 2006
----------------------------------------------------------------------
(In millions)                     Three Months Ended  Six Months Ended
                                        June 30,          June 30,
                                   ----------------- -----------------
                                      2006     2005     2006     2005
----------------------------------- -------- -------  --------  ------

Machinery technologies North
 America
 Sales                             $ 106.9  $  95.4  $ 201.0   $182.5
 Operating cash flow (a)               6.0      6.5      8.9     10.0
 Segment earnings                      4.5      4.9      5.9      6.8
    Percent of sales                   4.2%     5.1%     2.9%     3.7%
 New orders                           92.5    100.7    206.5    195.6

Machinery technologies Europe
 Sales                             $  39.9  $  41.5  $  76.2   $ 75.8
 Operating cash flow (a)              (0.2)     0.6     (1.8)    (0.6)
 Segment loss                         (1.2)    (0.5)    (3.6)    (2.7)
    Percent of sales                  -3.0%    -1.2%    -4.7%    -3.6%
 New orders                           42.9     42.7     82.9     78.1

Mold technologies
 Sales                             $  38.9  $  44.4  $  83.3   $ 88.6
 Operating cash flow (a)               1.6      2.1      4.9      5.8
 Segment earnings                      0.3      0.7      2.2      3.0
    Percent of sales                   0.8%     1.6%     2.6%     3.4%
 New orders                           38.5     43.4     82.2     88.5

Eliminations
 Sales                             $  (3.9) $  (0.6) $  (6.0)  $ (0.9)
 New orders                           (3.2)    (0.5)    (5.5)    (0.9)

     Total plastics technologies
      Sales                        $ 181.8  $ 180.7  $ 354.5   $346.0
      Operating cash flow (a)          7.4      9.2     12.0     15.2
      Segment earnings                 3.6      5.1      4.5      7.1
         Percent of sales              2.0%     2.8%     1.3%     2.1%
      New orders                     170.7    186.3    366.1    361.3

Industrial fluids
 Sales                             $  29.3  $  28.1  $  59.0   $ 55.1
 Operating cash flow (a)               3.3      2.4      5.6      4.3
 Segment earnings                      2.9      1.9      4.8      3.3
    Percent of sales                   9.9%     6.8%     8.1%     6.0%
 New orders                           29.3     28.2     59.0     55.2

Total continuing operations
 Sales                             $ 211.1  $ 208.8  $ 413.5   $401.1
 Operating cash flow (a)               7.5      8.5     11.1     12.7
 Segment earnings                      6.5      7.0      9.3     10.4
 Restructuring costs (b)              (8.8)    (0.3)    (9.4)    (0.7)
 Corporate expenses                   (3.1)    (3.0)    (6.4)    (6.5)
 Other unallocated expenses           (0.1)    (0.1)    (0.1)    (0.3)
                                    -------  -------  -------   ------
 Operating earnings (loss)            (5.5)     3.6     (6.6)     2.9
    Percent of sales                  -2.6%     1.7%    -1.6%     0.7%
 New orders                          200.0    214.5    425.1    416.5
 Ending backlog                      106.8     99.2    106.8     99.2

(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.

(b) In 2006, represents costs related to the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2005, represents costs related to initiatives to reduce operating and administrative costs.

Note: These statements are unaudited and subject to year-end adjustments.


Reconciliation of Earnings to Operating Cash Flows
Milacron Inc. and Subsidiaries

                                                   Second Quarter 2006
----------------------------------------------------------------------
(In millions)                     Three Months Ended Six Months Ended
                                        June 30,          June 30,
                                  ------------------ -----------------
                                     2006      2005     2006     2005
---------------------------------- -------- --------  -------- -------

Machinery technologies North
 America
 Segment earnings                 $   4.5  $    4.9  $   5.9  $   6.8
 Depreciation and amortization        1.5       1.6      3.0      3.2
                                   -------  --------  -------  -------
 Operating cash flow                  6.0       6.5      8.9     10.0

Machinery technologies Europe
 Segment loss                     $  (1.2) $   (0.5) $  (3.6) $  (2.7)
 Depreciation and amortization        1.0       1.1      1.8      2.1
                                   -------  --------  -------  -------
 Operating cash flow                 (0.2)      0.6     (1.8)    (0.6)

Mold technologies
 Segment earnings                 $   0.3  $    0.7  $   2.2  $   3.0
 Depreciation and amortization        1.3       1.4      2.7      2.8
                                   -------  --------  -------  -------
 Operating cash flow                  1.6       2.1      4.9      5.8

     Total plastics technologies
      Segment earnings            $   3.6  $    5.1  $   4.5  $   7.1
      Depreciation and
       amortization                   3.8       4.1      7.5      8.1
                                   -------  --------  -------  -------
      Operating cash flow             7.4       9.2     12.0     15.2

Industrial fluids
 Segment earnings                 $   2.9  $    1.9  $   4.8  $   3.3
 Depreciation and amortization        0.4       0.5      0.8      1.0
                                   -------  --------  -------  -------
 Operating cash flow                  3.3       2.4      5.6      4.3

Total continuing operations
 Net Loss                         $ (14.3) $   (3.8) $ (23.9) $ (12.9)
 Discontinued operations - net of
  income taxes (a)                      -      (0.6)       -     (0.6)
 Provision for income taxes           0.9       1.0      1.8      1.2
 Interest expense - net               7.9       7.0     15.5     15.2
 Restructuring costs (b)              8.8       0.3      9.4      0.7
 Depreciation and amortization        4.2       4.6      8.3      9.1
                                   -------  --------  -------  -------
 Operating cash flow              $   7.5  $    8.5  $  11.1  $  12.7
                                   =======  ========  =======  =======

(a) In 2005, represents adjustments of reserves related to prior divestitures.

(b) In 2006, represents costs related to the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2005, represents costs related to initiatives to reduce operating and administrative costs.

Note: These statements are unaudited and subject to year-end adjustments.


Historical Information
----------------------------------------------------------------------
(In millions, except per-share data)
                                               2005
                               --------------------------------------
                               Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Sales                         $192.3  $208.8  $190.7  $217.1  $808.9
Cost of products sold          160.1   171.0   157.3   174.7   663.1
Cost of products sold related
 to restructuring                  -       -       -       -       -
                               ------  ------  ------  ------  ------
 Total cost of products sold   160.1   171.0   157.3   174.7   663.1
                               ------  ------  ------  ------  ------

   Manufacturing margins        32.2    37.8    33.4    42.4   145.8

Other costs and expenses
   Selling and administrative   33.5    33.7    31.3    35.3   133.8
   Refinancing costs               -       -       -       -       -
   Restructuring costs (a)       0.4     0.3     0.1     0.8     1.6
   Other - net                  (1.0)    0.2     1.3    (0.1)    0.4
                               ------  ------  ------  ------  ------
      Total other costs and
       expenses                 32.9    34.2    32.7    36.0   135.8
                               ------  ------  ------  ------  ------

Operating earnings (loss)       (0.7)    3.6     0.7     6.4    10.0

Interest expense - net          (8.2)   (7.0)   (7.7)   (7.4)  (30.3)
                               ------  ------  ------  ------  ------

Loss from continuing
 operations before income
 taxes                          (8.9)   (3.4)   (7.0)   (1.0)  (20.3)

Provision (benefit) from
 income taxes                    0.2     1.0     0.6    (5.6)   (3.8)
                               ------  ------  ------  ------  ------

Earnings (loss) from
 continuing operations          (9.1)   (4.4)   (7.6)    4.6   (16.5)

Discontinued operations - net
 of income taxes (b)
   Loss from operations            -       -       -       -       -
   Net gain on divestitures        -     0.6     0.7     1.2     2.5
                               ------  ------  ------  ------  ------
      Total discontinued
       operations                  -     0.6     0.7     1.2     2.5

                              ------- ------- ------- ------- -------
Net earnings (loss)           $ (9.1) $ (3.8) $ (6.9) $  5.8  $(14.0)
                               ======  ======  ======  ======  ======

Earnings (loss) per common
 share
   Basic
      Continuing operations   $(0.22) $(0.12) $(0.20) $ 0.06  $(0.47)
      Discontinued operations      -    0.01    0.02    0.03    0.05
                               ------  ------  ------  ------  ------
         Net earnings (loss)  $(0.22) $(0.11) $(0.18) $ 0.09  $(0.42)
                               ======  ======  ======  ======  ======
   Diluted
      Continuing operations   $(0.22) $(0.12) $(0.20) $ 0.04  $(0.47)
      Discontinued operations      -    0.01    0.02    0.01    0.05
                               ------  ------  ------  ------  ------
         Net earnings (loss)  $(0.22) $(0.11) $(0.18) $ 0.05  $(0.42)
                               ======  ======  ======  ======  ======


                                                         2006
                                                ----------------------
                                                Qtr 1   Qtr 2   Year
----------------------------------------------------------------------

Sales                                          $202.4  $211.1  $413.5
Cost of products sold                           168.8   170.4   339.2
Cost of products sold related to restructuring      -     0.4     0.4
                                                ------  ------  ------
 Total cost of products sold                    168.8   170.8   339.6
                                                ------  ------  ------

   Manufacturing margins                         33.6    40.3    73.9

Other costs and expenses
   Selling and administrative                    34.2    38.3    72.5
   Refinancing costs                                -       -       -
   Restructuring costs (a)                        0.6     8.4     9.0
   Other - net                                   (0.1)   (0.9)   (1.0)
                                                ------  ------  ------
      Total other costs and expenses             34.7    45.8    80.5
                                                ------  ------  ------

Operating earnings (loss)                        (1.1)   (5.5)   (6.6)

Interest expense - net                           (7.6)   (7.9)  (15.5)
                                                ------  ------  ------

Loss from continuing operations
   before income taxes                           (8.7)  (13.4)  (22.1)

Provision (benefit) from income taxes             0.9     0.9     1.8
                                                ------  ------  ------

Earnings (loss) from continuing operations       (9.6)  (14.3)  (23.9)

Discontinued operations - net of income taxes (b)
   Loss from operations                             -       -       -
   Net gain on divestitures                         -       -       -
                                                ------  ------  ------
      Total discontinued operations                 -       -       -

                                               ------- ------- -------
Net earnings
 (loss)                                        $ (9.6) $(14.3) $(23.9)
                                                ======  ======  ======

Earnings (loss) per common share
   Basic
      Continuing operations                    $(0.25) $(0.34) $(0.59)
      Discontinued operations                       -       -       -
                                                ------  ------  ------
         Net earnings (loss)                   $(0.25) $(0.34) $(0.59)
                                                ======  ======  ======
   Diluted
      Continuing operations                    $(0.25) $(0.34) $(0.59)
      Discontinued operations                       -       -       -
                                                ------  ------  ------
         Net earnings (loss)                   $(0.25) $(0.34) $(0.59)
                                                ======  ======  ======

(a) In 2006, represents costs related to the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2005, represents costs related to initiatives to reduce operating and administrative costs.

(b) In 2005, represents adjustments of reserves related to prior divestitures.


Historical Segment and Supplemental Information
----------------------------------------------------------------------
(In Millions)
                                                2005
                               -------------------------------------
                               Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Machinery technologies North America
 Sales                        $ 87.1  $ 95.4  $ 86.7  $107.3  $376.5
 Operating cash flow (a)         3.5     6.5     5.8     7.8    23.6
 Segment earnings                1.9     4.9     4.3     6.2    17.3
 New orders                     94.9   100.7    89.2    97.9   382.7

Machinery technologies Europe
 Sales                        $ 34.3  $ 41.5  $ 36.8  $ 36.9  $149.5
 Operating cash flow (a)        (1.2)    0.6    (0.5)    0.4    (0.7)
 Segment loss                   (2.2)   (0.5)   (1.5)   (0.8)   (5.0)
 New orders                     35.4    42.7    34.2    40.3   152.6

Mold technologies
 Sales                        $ 44.2  $ 44.4  $ 40.6  $ 44.2  $173.4
 Operating cash flow (a)         3.7     2.1     0.7     3.4     9.9
 Segment earnings (loss)         2.3     0.7    (0.7)    1.6     3.9
 New orders                     45.1    43.4    40.7    44.5   173.7

Eliminations
 Sales                        $ (0.3) $ (0.6) $ (0.5) $ (1.3) $ (2.7)
 New orders                     (0.4)   (0.5)   (0.4)   (1.0)   (2.3)

     Total plastics
      technologies
 Sales                        $165.3  $180.7  $163.6  $187.1  $696.7
 Operating cash flow (a)         6.0     9.2     6.0    11.6    32.8
 Segment earnings                2.0     5.1     2.1     7.0    16.2
 New orders                    175.0   186.3   163.7   181.7   706.7

Industrial fluids
 Sales                        $ 27.0  $ 28.1  $ 27.1  $ 30.0  $112.2
 Operating cash flow (a)         1.9     2.4     2.2     3.9    10.4
 Segment earnings                1.4     1.9     1.8     3.6     8.7
 New orders                     27.0    28.2    27.1    29.8   112.1

Total continuing operations
 Sales                        $192.3  $208.8  $190.7  $217.1  $808.9
 Operating cash flow (a)         4.2     8.5     5.2    12.1    30.0
 Segment earnings                3.4     7.0     3.9    10.6    24.9
 Restructuring costs (b)        (0.4)   (0.3)   (0.1)   (0.8)   (1.6)
 Corporate expenses             (3.5)   (3.0)   (3.0)   (3.3)  (12.8)
 Other unallocated expenses     (0.2)   (0.1)   (0.1)   (0.1)   (0.5)
                               ------  ------  ------  ------  ------
 Operating earnings (loss)      (0.7)    3.6     0.7     6.4    10.0
    Percent of sales            -0.4%    1.7%    0.4%    2.9%    1.2%
 New orders                    202.0   214.5   190.8   211.5   818.8
 Ending backlog                 96.0    99.2    99.6    92.7    92.7

                                                        2006
                                                ----------------------
                                                Qtr 1   Qtr 2   Year
----------------------------------------------------------------------

Machinery technologies North  America
 Sales                                         $ 94.1  $106.9  $201.0
 Operating cash flow (a)                          2.9     6.0     8.9
 Segment earnings                                 1.4     4.5     5.9
 New orders                                     114.0    92.5   206.5

Machinery technologies Europe
 Sales                                         $ 36.3  $ 39.9  $ 76.2
 Operating cash flow (a)                         (1.6)   (0.2)   (1.8)
 Segment loss                                    (2.4)   (1.2)   (3.6)
 New orders                                      40.0    42.9    82.9

Mold technologies
 Sales                                         $ 44.4  $ 38.9  $ 83.3
 Operating cash flow (a)                          3.3     1.6     4.9
 Segment earnings (loss)                          1.9     0.3     2.2
 New orders                                      43.7    38.5    82.2

Eliminations
 Sales                                         $ (2.1) $ (3.9) $ (6.0)
 New orders                                      (2.3)   (3.2)   (5.5)

     Total plastics technologies
 Sales                                         $172.7  $181.8  $354.5
 Operating cash flow (a)                          4.6     7.4    12.0
 Segment earnings                                 0.9     3.6     4.5
 New orders                                     195.4   170.7   366.1

Industrial fluids
 Sales                                         $ 29.7  $ 29.3  $ 59.0
 Operating cash flow (a)                          2.3     3.3     5.6
 Segment earnings                                 1.9     2.9     4.8
 New orders                                      29.7    29.3    59.0

Total continuing operations
 Sales                                         $202.4  $211.1  $413.5
 Operating cash flow (a)                          3.6     7.5    11.1
 Segment earnings                                 2.8     6.5     9.3
 Restructuring costs (b)                         (0.6)   (8.8)   (9.4)
 Corporate expenses                              (3.3)   (3.1)   (6.4)
 Other unallocated expenses                         -    (0.1)   (0.1)
                                                ------  ------  ------
 Operating earnings (loss)                       (1.1)   (5.5)   (6.6)
    Percent of sales                             -0.5%   -2.6%   -1.6%
 New orders                                     225.1   200.0   425.1
 Ending backlog                                 116.2   106.8   106.8

(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.

(b) In 2006, represents costs related to the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2005, represents costs related to initiatives to reduce operating and administrative costs.


                                              Updated: August 3, 2006

Note: The amounts below are approximate working estimates , around which an even wider range of numbers could be used for financial modeling purposes. These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations. For further information please refer to the Cautionary Statement included in Item 2 of the company's most recent Form 10-Q on file with the Securities and Exchange Commission.


--------------------------------------------------------------------
                                       Quarter Ended     Year Ended
                                      --------------- ----------------
(In millions)                         Sept. 30, 2006   Dec. 31, 2006
----------------------------------------------------------------------

Projected profit & loss items
  Sales  (1)                          $    203 - 215  $     830 - 860
       Total plastics technologies         174 - 184        715 - 735
       Industrial fluids                     29 - 31        115 - 125
  Segment earnings
       Total plastics technologies             4 - 7          15 - 22
       Industrial fluids                   1.5 - 2.5           8 - 10
  Corporate expenses                           3 - 4          13 - 14
  Interest expense - net                       7 - 8          31 - 32
  Provision for income taxes                       1            3 - 4
  Restructuring costs                         7 - 10          18 - 19
  Loss after tax  (2)                      (17) - (8)      (46) - (33)
  Average shares outstanding - basic         48 - 49          48 - 49
  Average shares outstanding -
   diluted                                 106 - 107        107 - 108

Projected cash flow & balance sheet
 items
  Depreciation                                 4 - 5          17 - 18
  Primary working capital - increase
   (decrease)  (3)                         (7) - (12)         (3) - 3
  Cash pension contribution                  30 - 31          32 - 33
  Liquidations and disposals                 10 - 12          20 - 22
  Capital expenditures                         4 - 5          14 - 16
  Cash interest                           less than 1         28 - 29
  Cash dividends                          less than 1      less than 1
  Cash tax refunds (payments)                (1) - 0            1 - 2
  Cash restructuring                           5 - 6          11 - 12

(1) Decreased over the same periods a year ago due to the weakening of the Euro of approximately $2 million and $1 million in quarter ended September 30, 2006 and year ended Dec. 31, 2006, respectively.

(2) Includes $3.4 million and $13.6 million of expenses related to the U.S. defined benefit plan in quarter ended September 30, 2006 and year ended Dec. 31, 2006, respectively (versus $3.2 million and $12.3 million in quarter ended September 30, 2005 and year ended Dec. 31 2005, respectively).

    Includes $1.8 million and $5.1 million of expenses related to Sarbanes-Oxley compliance in the quarter ended September 30, 2006 and the year ended Dec. 31, 2006, respectively (versus $1.6 million and $7.3 million in quarter ended September 30, 2005 and year ended Dec. 31, 2005, respectively).

(3) inventory + receivables - trade payables - advance billings

Comments & explanations

Assumes quarter ended June 30, 2006 foreign exchange rates (e.g., USD/EUR = 1.265800), and no further acquisitions or divestitures.


     CONTACT: Milacron Inc.
              Al Beaupre, 513-487-5918